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                                                                EXHIBIT 99.1

                                         FOR ADDITIONAL INFORMATION:
                                         Corporate Communications, Cygnus, Inc.
                                         (650) 369-4300            www.cygn.com
                                         Justin Jackson or Naomi Novak -- Media
                                         Burns McClellan  --  (212) 213-0006



FOR IMMEDIATE RELEASE

              CYGNUS, INC. RECEIVES APPROVABLE LETTER FROM U.S. FDA
               FOR ITS GLUCOWATCH-registered trademark- BIOGRAPHER

REDWOOD CITY, CA -- MAY 9, 2000 -- Cygnus, Inc. (Nasdaq: CYGN) received an approvable letter on May 8, 2000 from the U.S. Food and Drug Administration
(FDA) for Cygnus' GlucoWatch-registered trademark- biographer. The GlucoWatch biographer is the only glucose monitoring system that allows adults with diabetes to check their glucose levels, automatically and non-invasively, up to three times an hour, day or night.

An approvable letter means that the FDA has reviewed the Company's pre-market approval (PMA) application, as well as its own Advisory Committee's report and recommendation, and that the FDA believes it will approve the application, pending specific final conditions. The conditions stated relate to post-market evaluations of certain aspects of product performance, manufacturing, and final printed labeling materials.

"We are very excited to receive this approvable letter and will work with the FDA to address the necessary follow-up items," stated John C Hodgman, Chairman, Chief Executive Officer, and President of Cygnus, Inc. "Pending FDA approval, we anticipate introducing the GlucoWatch biographer on a limited basis, via 10 to 15 physicians primarily in the San Francisco Bay Area. A broader product introduction is anticipated toward the end of this year or early next year."

The FDA's Clinical Chemistry and Clinical Toxicology Devices Panel of the Medical Devices Advisory Committee unanimously recommended approval of the GlucoWatch biographer on December 6, 1999.

The GlucoWatch system is a frequent, automatic, and non-invasive glucose monitoring device in the form of a wrist watch. After a three-hour warm-up, measurements are automatically and non-invasively taken up to thirty-six times over twelve hours (every twenty minutes), with just one finger-stick measurement for calibration. Other features include alarms that can be set to detect high, low, and rapidly declining glucose levels, and a memory that can store the equivalent of three months of glucose measurements. The GlucoWatch system is designed to detect trends and track patterns in glucose levels in those eighteen years and older who have diabetes. Intended for use at home and in healthcare facilities, the device is meant to supplement, not replace, information obtained from standard home blood glucose monitoring devices.

Cygnus, Inc., headquartered in Redwood City, California, develops and manufactures diagnostic medical devices, utilizing proprietary biosensor technologies to satisfy unmet medical needs cost-effectively. The Company's current efforts are focused on a frequent, automatic, and non-invasive glucose monitoring device (the GlucoWatch system) and enhancements thereto.

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THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS
AND THE FUTURE PERFORMANCE OF THE COMPANY THAT INVOLVE RISKS AND
UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH FACTORS INCLUDE GOVERNMENT APPROVALS, COMMERCIAL
INTRODUCTION AND MARKET ACCEPTANCE OF THE GLUCOWATCH SYSTEM. FURTHER, THERE CAN BE NO ASSURANCE THAT THIS APPROVABLE LETTER FROM THE FDA WILL RESULT IN APPROVAL FROM THE FDA FOR THE GLUCOWATCH BIOGRAPHER. THERE CAN BE NO
ASSURANCE THAT THE COMPANY WILL BE ABLE TO ENTER INTO A COMMERCIALIZATION ALLIANCE OR ALLIANCES OR THAT THE COMPANY WILL BE ABLE TO OUTSOURCE CERTAIN COMMERCIALIZATION CAPABILITIES FOR LAUNCH WITHOUT A WORLDWIDE COMMERCIALIZATION ALLIANCE IN PLACE. THERE ALSO CAN BE NO ASSURANCE THAT, IF THE COMPANY RECEIVES MARKETING APPROVAL FROM THE FDA AND SIGNS COMMERCIALIZATION AGREEMENTS, THE PRODUCT CAN BE SUCCESSFULLY MANUFACTURED OR MARKETED. THE COMPANY REFERS YOU TO THE DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT
REPORTS ON FORM 8-K, WHICH CONTAIN DESCRIPTIONS OF CERTAIN FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER FROM THE COMPANY'S CURRENT EXPECTATIONS AND ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE.

                                      END